Exhibit 10.3

                            OREGON STEEL MILLS, INC.
             2005 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PROGRAM
                     UNDER THE 2005 LONG-TERM INCENTIVE PLAN

1.  PURPOSE.

The purposes of this Program are to attract and retain the services of the Participants who make significant contributions to the Company; to further the growth and financial success of the Company by aligning the interests of the Participants with the interests of the Company's stockholders; and to provide the Participants with an incentive for long-term value creation.

2.  DEFINITIONS.

For purposes of the Program, terms are defined as set forth in the 2005 Long-Term Incentive Plan, and as follows:

"Common Stock" means the common stock of the Company, par value $.01 per share.

"Effective Date" means April 28, 2005.

"Participant" means a Non-Employee Director who is granted a Restricted Stock award under this Program.

"Plan" means the Oregon Steel Mills, Inc. 2005 Long-Term Incentive Plan, as amended from time to time.

"Program" means this Oregon Steel Mills, Inc. 2005 Non-Employee Director Equity Compensation Program, as amended from time to time.

"Retirement" means termination of an individual's directorship with at least ten years of service as a member of the Board or after age 70.

"Termination of Directorship" means the date upon which any Participant ceases to be a member of the Board for any reason.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

3.  ADMINISTRATION.

The Program is administered by the Committee. The Committee has the authority to adopt, alter, supplement and repeal such administrative rules, guidelines and practices governing the Program as the Committee deems advisable, to interpret the terms and provisions of the Program and any Restricted Stock Award issued under the Program (and any agreement relating thereto) and to otherwise supervise the administration of the Program.

The determination of the Committee on all matters relating to the Program or any agreement relating thereto is conclusive and final. No member of the Committee will be liable for any action or determination made in good faith with respect to the Program or any Award.

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4.  ELIGIBILITY.

Only individuals who are Non-Employee Directors are eligible to be granted Awards under the Plan.

5.  RESTRICTED STOCK AWARDS.

     5.1. Initial Grants. Each participant who first becomes a Non-Employee Director after the Effective Date is automatically granted an initial Restricted Stock Award on the date of such election or appointment, in the number of shares of Common Stock equal to $30,000, based on the Fair Market Value of the shares on the grant date (the "Initial Grant Amount"). Such Initial Grant is in addition to any Annual Grant as described in Section 5.2 below.

     5.2. Annual Grants. On the date of each annual meeting of the Company's stockholders on or after the Effective Date, each person who is a Non-Employee Director immediately following such meeting (regardless of whether elected, re-elected or retained as a Non-Employee Director at such meeting) will automatically be granted an Award of Restricted Stock in the number of shares of Common Stock (the "Annual Grant Amount") equal to $25,000 at the Fair Market Value as of such meeting date. (The Initial Grant Amount and the Annual Grant Amount are referred to herein collectively as the "Grant Amounts".)

     5.3. Available Shares. In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on a given date, then all Non-Employee Directors entitled to a grant on such date will share ratably in the number of shares of Common Stock in accordance with the number of shares available for grant under the Plan.

6.  AWARD TERMS.

Restricted Stock Awards granted under the Program will be evidenced by a grant agreement and will be subject to the following terms and conditions:

     6.1. Vesting. Except as otherwise provided in this Program, Awards will vest as follows:

                     Percentage of Shares
                       Awarded  That Vest    Time Period or Event
                     --------------------    ----------------------------------
                                  33 1/3%    One year from date of grant
                                  66 2/3%    Two years from the date of grant
                                     100%    Three years from the date of grant
                                     100%    Upon a Change in Control

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     6.2. Termination of Directorship. If a Termination of Directorship occurs, any unvested Award may vest in accordance with the following:

                      If Termination of
                     Directorship is for:    Disposition of Unvested Awards
                     --------------------    ------------------------------
                           Death                    Vest immediately
                         Disability                 Vest immediately
                         Retirement                     Forfeited
                        Not elected or                  Forfeited
                           removed

     6.3. Taxation. Unless a timely tax election is otherwise made by a Participant, the vesting of each portion on an Award of Restricted Stock is a taxable event, documented by a 1099 for the Participant reporting the amount of the Fair Market Value of the Restricted Shares on the vesting date.

7.  SECURITIES LAW AND LISTING MATTERS.

     7.1. Compliance with Laws. If the Committee deems it necessary, the Company may require that a restrictive legend be affixed to certificates for shares of Common Stock issued pursuant to Awards.

     7.2. Registration and Listing. If the Committee determines, in its discretion, that it is necessary or desirable that the shares subject to any Award (a) be registered, listed or qualified on any securities exchange or the Nasdaq Stock Market or under any applicable law, or
          (b) be approved by any governmental regulatory body, or (c) be approved by the stockholders of the Company, as a condition of, or in connection with, the granting of such Award, the Award may not be exercised in whole or in part unless such registration, listing, qualification or approval has been obtained free of any condition not acceptable to the Committee.

8.  AMENDMENT OR TERMINATION OF THIS PROGRAM.

Unless previously terminated by the Board, this Program will terminate on May 31, 2010 and no Awards will be granted thereafter. Such termination will not affect any Award previously granted. The Board may from time to time in its discretion amend or modify this Program without the approval of the stockholders of the Company, except as such approval as may be required under the Exchange Act, the Code or by the national securities exchange on which the Common Stock is traded.

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9.  GENERAL PROVISIONS.

     9.1. Plan Terms. The Program is subject to the terms of the 2005 Long-Term Incentive Plan and the terms of the Plan are incorporated by reference into the 2005 Program. The Company and the Committee retain all rights and authority under the Plan and 2005 Program with respect to an Award. Any conflict between the Plan and the 2005 Program will be resolved in favor of the Plan.

     9.2. No Other Rights. Nothing in the Program, or any Award granted under the Plan, will confer any right to any person to continue as a director of the Company or interfere in any way with the rights of the stockholders of the Company or the Board to elect and remove directors.

     9.3. Assignment or Transfer. No Awards or other interest or rights under the 2005 Program or the Plan may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant.

     9.4. Dispute Resolution. Any dispute or disagreement which arises under, or as a result of, or pursuant to, this 2005 Program will be resolved by the Company's Board or Committee in its absolute discretion, and any such determination or any other determination by the Board or Committee under or pursuant to this 2005 Program and any interpretation by the Board or Committee of the terms of the 2005 Program will be final, binding and conclusive on all persons affected.

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